As filed with the Securities and Exchange Commission on December 5, 2023

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aemetis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2860	26-1407544
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(408) 213-0940
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric McAfee
Chair and Chief Executive Officer
Aemetis, Inc.
20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Michael Rockett Executive Vice President and General Counsel Aemetis, Inc. 20400 Stevens Creek Blvd., Suite 700 Cupertino, CA 95014 (408) 213-0940	Chris Forrester Yian Huang Margeaux Bergman Shearman & Sterling LLP 1460 El Camino Real, 2nd Floor Menlo Park, CA 94025 (650) 838-3600

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 5, 2023

Prospectus

Aemetis, Inc.
126,008 shares of Common Stock for Sale by the Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus or a supplement hereto of 126,008 shares of common stock, par value $0.001 per share (the “Common Stock”), of Aemetis, Inc. (“Aemetis,” the “Company,” “we” or “us”) that are issuable upon the conversion of all issued and outstanding shares of our Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”). The Series B Preferred were issued in private placement transactions in 2006 and 2007, pursuant to which one of our predecessor companies sold such shares to the selling stockholders (the “Private Placement”). Pursuant to the Certificate of Designation governing the Series B Preferred, the Series B Preferred shall automatically convert (the “Automatic Conversion”) into Common Stock upon the effectiveness of the registration statement of which this prospectus forms a part. We are registering the offer and sale of the shares of Common Stock to effect the Automatic Conversion. Following the Automatic Conversion, there will be no shares of Series B Preferred issued and outstanding.

We have agreed to bear all of the expenses incurred in connection with the registration of the sale of shares of Common Stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of Common Stock pursuant to this prospectus. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. The shares of Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section titled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus before you invest. You also should read the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus for information about us and our financial statements.

The Common Stock is listed on the Nasdaq Global Market under the symbol “AMTX.” On December 1, 2023, the last reported sale price of the Common Stock on the Nasdaq Global Market was $4.70 per share.

Investing in shares of our Common Stock involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus. You should carefully read and consider these risk factors before you invest in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                               , 2023.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of shares of Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Common Stock are sold or otherwise disposed of on a later date. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required by the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making, and the selling stockholders may not make, an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares of Common Stock described in this prospectus in one or more offerings.

In addition, a prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related registration statement and exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can read the Company’s filings with the SEC, including this prospectus, on the internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on the Investors section of our website, https://www.aemetis.com/, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and/or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. Statements that are not historical fact are forward-looking statements. You can often identify these forward looking statements by words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those described as “Risk Factors” below, those discussed under the heading “Risk Factors” and other headings of our Annual Reports on Form 10-K, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus for information about how to obtain copies of those documents.

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All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” section beginning on page 3 of this prospectus and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequently filed Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated by reference into this prospectus, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Our Company

Aemetis has a mission to transform renewable energy with low and below zero carbon intensity transportation fuels. Founded in 2006 and headquartered in Cupertino, California, Aemetis is a renewable natural gas, renewable fuel, and biochemicals company focused on the acquisition, development, and commercialization of innovative technologies that replace petroleum-based products and reduce greenhouse gas emissions. Aemetis built, operates and is actively expanding a California biogas digester network and pipeline system that converts dairy waste gas into Renewable Natural Gas. Aemetis owns and operates a 65 million gallon per year ethanol production facility in California’s Central Valley near Modesto that supplies about 80 dairies with animal feed. Aemetis owns and operates a 60 million gallon per year biodiesel production facility on the East Coast of India, producing high-quality distilled biodiesel and refined glycerin for customers in India and Europe. Aemetis is developing the Carbon Zero Sustainable Aviation Fuel and renewable diesel fuel plant in Riverbank, California to supply low carbon fuels to airlines and truck travel stops. Our common stock trades on the Nasdaq Global Market under the symbol “AMTX.”

Corporate Information

The mailing address of our principal executive office is 20400 Stevens Creek Blvd., Suite 700, Cupertino, California 95014, and our telephone number is (408) 213-0940. We maintain a website at https://www.aemetis.com/. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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THE OFFERING

Common Stock offered by the selling stockholders	Up to 126,008 shares of Common Stock.
Use of proceeds	We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.
Risk factors	An investment in shares of Common Stock involves a high degree of risk. Please refer to the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” herein and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in shares of Common Stock.
Nasdaq Global Market symbol	AMTX.

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RISK FACTORS

An investment in the Common Stock involves a high degree of risk. Before you decide to invest in shares of Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequently filed Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated by reference into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholders. We will not receive any of the proceeds from these sales. See the section titled “Selling Stockholders.” We will bear all of the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of Common Stock pursuant to this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of 126,008 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares. The shares of Common Stock are issuable upon the Automatic Conversion of the Series B Preferred that were issued in the Private Placement. Pursuant to the Certificate of Designation governing the Series B Preferred, the Automatic Conversion shall be effective immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Following the Automatic Conversion, there will be no shares of Series B Preferred issued and outstanding.

We have prepared the below table and the related notes as of November 27, 2023, based on information supplied by the Company’s transfer agent and information previously supplied to us by the selling stockholders. We believe the selling stockholders identified herein have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by it. Because any selling stockholder identified in the table may sell some or all of the shares of Common Stock owned by it which are included in this prospectus, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by any selling stockholder upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, if applicable, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after November 27, 2023. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders assumes the Automatic Conversion of the Series B Preferred into Common Stock and is based on 39,506,266 shares of Common Stock outstanding as of November 27, 2023.

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Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
	Number	Percentage		Number	Percentage
2002 Knott Family Trust	2,000	*	2,000	-	-
Atlas II LP	3,400	*	3,400	-	-
Alan K. Babin	1,000	*	1,000	-	-
Barbara Jean Adey	3,500	*	3,500	-	-
John L. Boland	500	*	500	-	-
Don C. Bottorf	1,000	*	1,000	-	-
Charles Micahel O’Brien C/O Annette Cassella National Securities Corp.	1,000	*	1,000	-	-
John Colgate	600	*	600	-	-
Linda De Andrea	500	*	500	-	-
Double U Master Fund LP	3,333	*	3,333	-	-
Domenic Signorelli DPM	500	*	500	-	-
Robert E. & Rosalie T. Dettle Living Trust DTD 2 29 80 Robert E. Dettle Ttee	1,000	*	1,000	-	-
New York State Comptroller Office of Unclaimed Funds	5,300	*	5,300	-	-
Pedro Favela	500	*	500	-	-
Cardiology Associates FBO ED Schuster MD	1,667	*	1,667	-	-
Foster Revocable Trust U/A/S 09/13/82	1,167	*	1,167	-	-
Martin Hagenson	500	*	500	-	-
Bojraj Kewalani c/o Vinico Fashions LLC	5,000	*	5,000	-	-
George C. Koutures	1,000	*	1,000	-	-
Chih M. Li	700	*	700	-	-
Lakshmana Madala	500	*	500	-	-
Athan Magganas	1,167	*	1,167	-	-
Steve Michael Moore	2,500	*	2,500	-	-
Thaine R. Morris	500	*	500	-	-
George Myers	500	*	500	-	-
Michael J. Paveloff	1,000	*	1,000	-	-
Mahesh P. Pawani	40,000	*	40,000	-	-
Ross C. Preston	1,000	*	1,000	-	-
Atef Rafla & Amany Farid	1,000	*	1,000	-	-
Jill Shalhoob	500	*	500	-	-
John Shalhoob	1,000	*	1,000	-	-
Cedric Stepter	340	*	340	-	-
V7 LLC	5,834	*	5,834	-	-
Frederick W. B. Vogel	35,000	*	35,000	-	-
Tayana White	1,000	*	1,000	-	-

(1) The shares listed as owned prior to the offering are equal to the shares of Common Stock to be issued upon conversion of the Series B Preferred. Some selling shareholders may hold additional shares that are not included in this table.

* Indicates beneficial ownership of less than 1% of the total outstanding shares of Common Stock.

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PLAN OF DISTRIBUTION

The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or quotation services or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	underwritten transactions;
•	exchange distributions in accordance with the rules of the applicable exchange and/or secondary distributions;
•	sales in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	sales by broker-dealers who agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;
•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•	settlement of short sales entered into after the date of this prospectus;
•	through the writing or settlement of options on the shares or other hedging transactions, whether or not the options are listed on an options exchange;
•	through the distribution of the shares of Common Stock by any selling stockholder to its employees, partners (including limited partners), members or stockholders;
•	through delayed delivery requirements;
•	by pledge to secure debts and other obligations;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In addition, the selling stockholders may from time to time sell shares of Common Stock in compliance with Rule 144 under the Securities Act or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of Common Stock only through registered or licensed brokers or dealers.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). If any selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements that may be entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

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In connection with sales of shares of Common Stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of shares of Common Stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of Common Stock short and deliver them to close their short positions, or loan or pledge shares of Common Stock to broker-dealers that in turn may sell them. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker- dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling stockholders will receive from the sale of shares of Common Stock, any underwriting discounts and other items constituting underwriters’ compensation (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering), any public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

The aggregate proceeds to any selling stockholder from the sale of shares of Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.

There can be no assurances that the selling stockholders will sell any or all of the shares of Common Stock offered under this prospectus.

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DESCRIPTION OF COMMON STOCK TO BE REGISTERED

The following is a summary of our Common Stock and provisions of our Certificate of Incorporation (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and the Bylaws. The Certificate of Incorporation and the Bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Authorized and Outstanding Shares of Common Stock

The Certificate of Incorporation authorizes the issuance of 80,000,000 shares of Common Stock. As of November 27, 2023, there were 39,506,266 shares of Common Stock outstanding held by 166 holders of record. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associated, corporations or entities in security position listings maintained by depositories.

Voting Power

Except as otherwise required by law or as otherwise provided in the certificate of designations for our series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our shares of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

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Dividends

Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of our Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock are entitled to receive their ratable and proportionate share of the remaining assets of the Company, after the rights of the holders of any preferred stock that may be outstanding at such time have been satisfied.

Election of Directors

The Board of Directors is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered Board of Directors

The Certificate of Incorporation provides that, other than any directors elected by the separate vote of the holders of one or more series of preferred stock, the Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders; Action by Written Consent

The Bylaws provide that special meetings of our stockholders may be called only at the request of the Chair of the Board of Directors, the Chief Executive Officer or by a resolution adopted by the affirmative vote of a majority of the Board of Directors. Additionally, the Certificate of Incorporation and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered by a nationally recognized courier service to or mailed by first class United States mail, postage or delivery charges prepaid, and received at the Company’s principal executive offices addressed to the attention of the Company’s Secretary not earlier than 90 days nor more than 120 days in advance of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of the stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Company’s Secretary not later than the close of business on the latter of (x) the 90th day prior to such annual meeting and (y) the 7th day following the day on which public announcement of the date of such meeting is first made. The Bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude the Company’s stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

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Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. Such additional shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or, in the event the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware), shall, to the fullest extent permitted by law, be the sole and exclusive forum for derivative actions brought on behalf of the Company, actions against directors, officers and employees for breach of fiduciary duty and other certain actions Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers. However, the exclusive forum provision in the Certificate of Incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act or any claim with respect to which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Equiniti, 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120.

Securities Exchange

The Common Stock is traded on the Nasdaq Global Market under the symbol “AMTX.”

9

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, if any, the validity of any securities offered on this Registration Statement were passed upon for us by our counsel, Shearman & Sterling LLP, Menlo Park, California 94025. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Aemetis, Inc. as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this Prospectus by reference from the Aemetis, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The report of RSM US LLP dated March 8, 2023, on the effectiveness of internal control over financial reporting as of December 31, 2022, expressed an opinion that Aemetis, Inc. had not maintained effective internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

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•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 5, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 4, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 9, 2023;
•	Our Current Reports on Form 8-K as filed with the SEC on February 10, 2023 (reporting for February 6, 2023), May 22, 2023, May 26, 2023, July 5, 2023, July 31, 2023, August 28, 2023, August 30, 2023, October 6, 2023, October 30, 2023, and November 22, 2023;
•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2023 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023; and
•	The description of Common Stock included in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014, as amended by the Registration Statement on Form 8-A/A filed with the SEC on November 10, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) whether filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement or after the date of this prospectus and prior to the termination of the offering of all securities covered hereby. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may obtain, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at https://www.aemetis.com/.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

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Aemetis, Inc.
126,008 Shares of Common Stock

PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company.

SEC registration fee	$83.97
Accounting fees and expenses	$15,000 (1)
Legal fees and expenses	$15,000 (1)
Miscellaneous fees and expenses	$(2)
Total	$30,083.97

(1)	Accounting and legal fees are estimated but are expected to be in the range provided as incurred in the normal course of business.
(2)	Additional fees cannot be estimated but are expected to be minor and not material.

Item 14. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, an officer, an employee or an agent of such corporation or is or was serving at the request of such corporation as a director, an officer, an employee or an agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, an officer, an employee or an agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director has actually and reasonably incurred.

Under Section 6.1 of the Bylaws, the Company shall indemnify and provide advancement to any current or former director or officer of the Company (the “Indemnitee”) against any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (as such term is more specifically defined in Section 6.7(c) of our Bylaws, the “Proceeding”) to the fullest extent permitted by law, as such may be amended from time to time. The Company shall indemnify such Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred such Indemnitee, or on such Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Item 15. Recent Sales of Unregistered Securities

The Company has not sold any unregistered securities since the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

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(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1.1	Certificate of Incorporation	8-K	001-35475	3.1	Nov. 2, 2021
3.1.2	Certificate of Designation of Series B Preferred Stock	8-K	001-35475	3.2	Nov. 2, 2021
3.1.3	Amended and Restated Bylaws	8-K	001-35475	3.1	Aug. 30, 2023
5.1	Opinion of Shearman & Sterling LLP					X
10.1	Amended and Restated 2019 Stock Plan	14A	000-51354		July 23, 2021
10.2	Executive Employment Agreement, dated April 25, 2020, with Eric A. McAfee	8-K	000-51354	10.1	April 28, 2020
10.3	Executive Employment Agreement, dated April 25, 2020, with Todd Waltz	8-K	000-51354	10.2	April 28, 2020
10.4	Executive Employment Agreement, dated April 25, 2020, with Andrew Foster	8-K	000-51354	10.3	April 28, 2020
10.5	Executive Employment Agreement, dated April 25, 2020, with Sanjeev Gupta	8-K	000-51354	10.4	April 28, 2020
10.6	Employment Agreement, dated as of August 28, 2023, by and between Aemetis, Inc. and J. Michael Rockett.	8-K	001-36475	10.1	August 28, 2023
10.7	Amended and Restated Note Purchase Agreement, dated July 6, 2012, among Aemetis Advanced Fuels Keyes, Inc., Keyes Facility Acquisition Corp., Aemetis, Inc., Third Eye Capital Corporation, as Administrative Agent, and the Note holders	8-K	000-51354	10.2	July 10, 2012
10.8	Amended and Restated Guaranty, dated July 6, 2012, among Aemetis, Inc., certain subsidiaries of Aemetis and Third Eye Capital Corporation, as Agent.	8-K	000-51354	10.3	July 10, 2012
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Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.9	Amended and Restated Security Agreement, dated July 6, 2012, among Aemetis, Inc., certain subsidiaries of Aemetis and Third Eye Capital Corporation, as Agent.	8-K	000-51354	10.4	July 10, 2012
10.10	Limited Waiver and Amendment No. 1 to Amended and Restated Note Purchase Agreement dated as of October 18, 2012, by and among Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, Aemetis Facility Keyes, Inc., a Delaware corporation, Third Eye Capital Corporation, an Ontario corporation as agent, Third Eye Capital Credit Opportunities Fund – Insight Fund, and Sprott PC Trust.	8-K	000-51354	10.1	Oct. 23, 2012
10.11	Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement dated as of February 27, 2013, by and among Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, Aemetis Facility Keyes, Inc., a Delaware corporation, Third Eye Capital Corporation, an Ontario corporation as agent, Third Eye Capital Credit Opportunities Fund – Insight Fund, and Sprott PC Trust.	8-K	000-51354	10.1	Mar. 11, 2013
10.12	Limited Waiver and Amendment No.3 to Amended and Restated Note Purchase Agreement dated as of April 15, 2013, by and among Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, Aemetis Facility Keyes, Inc., a Delaware corporation, Third Eye Capital Corporation, an Ontario corporation as agent, Third Eye Capital Credit Opportunities Fund – Insight Fund, and Sprott PC Trust.	8-K	000-51354	10.1	Apr. 16, 2013
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Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.13	Amendment No. 4 to Amended and Restated Note Purchase Agreement dated as of April 19, 2013, by and among Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, Aemetis Facility Keyes, Inc., a Delaware corporation, Aemetis, Inc., a Nevada corporation, and Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Insight Fund	8-K/A	000-51354	10.2	May 14, 2013
10.14	Limited Waiver and Amendment No.5 to Amended and Restated Note Purchase Agreement, dated as of July 26, 2013, by and among Aemetis, Inc., Aemetis Advanced Fuels Keyes, Inc. Aemetis Facility Keyes, Inc., Third Eye Capital Corporation, an Ontario corporation, as agent, Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust	8-K	000-51354	10.1	July 31, 2013
10.15	Limited Waiver and Amendment No.6 to Amended and Restated Note Purchase Agreement, dated as of October 28, 2013, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.	8-K	000-51354	10.1	Nov. 1, 2013
10.16	Limited Waiver and Amendment No.7 to Amended and Restated Note Purchase Agreement, dated as of May 14, 2014, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.	10-Q	000-51354	10.1	Mar. 31, 2014
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Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.17	Limited Waiver and Amendment No. 8 to Amended and Restated Note Purchase Agreement, dated as of November 7, 2014, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.	10-Q/A	000-51354	10.1	Nov. 13, 2014
10.18	Limited Waiver and Amendment No. 9 to Amended and Restated Note Purchase Agreement, dated as of March 12, 2015, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.	10K	000-51354	10.1	Mar. 12,2015
10.19	Limited Waiver and Amendment No. 10 to Amended and Restated Note Purchase Agreement, dated as of April 30, 2015, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.	10-Q	000-51354	10.1	May 7, 2015
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Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.20	Limited Waiver and Amendment No. 11 to Amended and Restated Note Purchase Agreement, dated as of August 6, 2015, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed on August 7, 2015).	10-Q	000-51354	10.1	Nov. 5, 2015
10.21	Limited Waiver and Amendment No. 12 to Amended and Restated Note Purchase Agreement, dated as of March 21, 2016, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.	10-K	000-51354	10.68	Mar. 28, 2016
10.22	Limited Waiver and Amendment No. 13 to Amended and Restated Note Purchase Agreement, dated as of March 1, 2017, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.	10-K	000-51354	10.7	Mar. 16, 2017

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Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.23	Limited Waiver and Amendment No. 14 to Amended and Restated Note Purchase Agreement, dated as of March 27, 2018, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund – Insight Fund, and Sprott PC Trust.	10-K	000-51354	10.71	Mar. 27, 2018
10.24	Limited Waiver and Amendment No. 15 to Amended and Restated Note Purchase Agreement, dated as of March 11, 2019, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund – Insight Fund, and Sprott PC Trust.	10-K	000-51354	10.74	Mar. 14, 2019
10.25	Limited Waiver and Amendment No. 17 to Amended and Restated Note Purchase Agreement, dated as of August 11, 2020, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund – Insight Fund, and Sprott PC Trust.	10-Q	000-51354	10.1	Aug. 13, 2020
10.26	Limited Waiver and Amendment No. 18 to Amended and Restated Note Purchase Agreement, dated as of November 5, 2020, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund – Insight Fund, and Sprott PC Trust.	10-Q	000-51354	99.1	Nov. 12, 2020
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Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.27	Limited Waiver and Amendment No. 19 to Amended and Restated Note Purchase Agreement, dated as of March 14, 2021, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund – Insight Fund and Ninepoint.	10-K	000-51354	10.8	March 14, 2021
10.28	Limited Waiver and Amendment No. 20 to Amended and Restated Note Purchase Agreement, dated as of August 9, 2021, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund - Insight Fund, and Ninepoint Third Eye Capital Private Credit Fund.	10-Q	000-51354	10.1	August 12, 2021
10.29	Limited Waiver and Amendment No. 22 to Amended and Restated Note Purchase Agreement dated as of March 8, 2022, by and Among Aemetis Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund- Insight Fund, and Ninepoint Third Eye Capital Private Credit Fund.	10-K	001-36475	10.94	December 31, 2021
22

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.30	Limited Waiver and Amendment No. 23 to Amended and Restated Note Purchase Agreement, dated as of May 11, 2022, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; and Third Eye Capital Corporation, an Ontario corporation, as agent for Ninepoint - TEC Private Credit Fund and Third Eye Capital Credit Opportunities Fund - Insight Fund.	10-Q	000-51354	10.1	May 16, 2022
10.31	Limited Waiver and Amendment No. 24 to Amended and Restated Note Purchase Agreement, dated as of August 8, 2022, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; and Third Eye Capital Corporation, an Ontario corporation, as agent for Ninepoint - TEC Private Credit Fund and Third Eye Capital Credit Opportunities Fund - Insight Fund.	10-Q	000-51354	10.1	August 8, 2022
10.32	Limited Waiver and Amendment No. 25 to Amended and Restated Note Purchase Agreement, dated as of March 6, 2023, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; and Third Eye Capital Corporation, an Ontario corporation, as agent for Ninepoint - TEC Private Credit Fund and Third Eye Capital Credit Opportunities Fund - Insight Fund.	10-K	001-36475	10.101	March 9, 2023
10.33	Sixth Amended and Restated Promissory Note, dated as of March 6, 2023, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation including Third Eye Capital Management Inc.	10-K	001-36475	10.100	March 9, 2023
23

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.34	Limited Waiver and Amendment No. 26 to Amended and Restated Note Purchase Agreement, dated as of May 4, 2023, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; and Third Eye Capital Corporation, an Ontario corporation, as agent for Ninepoint - TEC Private Credit Fund and Third Eye Capital Credit Opportunities Fund - Insight Fund.	10-Q	001-36475	10.1	May 5, 2023
10.35	Limited Waiver and Amendment No. 27 to Amended and Restated Note Purchase Agreement, dated as of May 16, 2023, by and among Aemetis, Inc.; Aemetis Advanced Fuels Keyes, Inc.; Aemetis Facility Keyes, Inc.; Third Eye Capital Corporation, an Ontario corporation, as agent for Third Eye Capital Credit Opportunities Fund – Insight Fund, Ninepoint – TEC Private Credit Fund, Ninepoint – TEC Private Credit Fund II, and MBI/TEC Private Debt Open-End Trust Fund.	10-Q	001-36475	10.1	August 4, 2023
10.36	Note Purchase Agreement effective as of March 4, 2011, amended January 19, 2012, and July 24, 2012 by and among AE Advanced Fuels, Inc., a Delaware corporation, and Advanced BioEnergy, LP a California limited partnership and Advanced BioEnergy GP, LLC, a California limited liability company.	8-K	000-51354	10.3	Oct. 23, 2012
10.37	Form of Convertible Subordinated Promissory Note by and among AE Advanced Fuels, Inc., a Delaware corporation and Advanced BioEnergy, LP, a California limited partnership.	8-K	000-51354	10.4	Oct. 23, 2012
24

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.38	Amended and Restated Aemetis Keyes Corn Procurement and Working Capital Agreement, dated May 2, 2013, by and between Aemetis Advanced Fuels Keyes, Inc., and J.D. Heiskell Holdings, LLC	8-K	000-51354	10.2	May 23, 2013
10.39	Second Amendment to the Amended and Restated Aemetis Keyes Grain Procurement and Working Capital Agreement, dated as of May 25, 2023, by and between J.D. Heiskell Holdings, LLC and Aemetis Advanced Fuels Keyes, Inc.	8-K	001-36475	10.1	May 26, 2023
10.40	Amended and Restated Heiskell Purchasing Agreement dated May 16, 2013, by and between Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation and a wholly-owned subsidiary of Aemetis, Inc. and J.D. Heiskell Holdings, LLC, a California limited liability company doing business as J.D. Heiskell & Co.**	8-K	000-51354	10.1	May 23, 2013
10.41	Second Amendment to the Amended and Restated Heiskell Purchase Agreement, dated as of May 25, 2023, by and between J.D. Heiskell Holdings, LLC and Aemetis Advanced Fuels Keyes, Inc.	8-K	001-36475	10.2	May 26, 2023
10.42	Second Amendment to the Keyes Ethanol and Corn Tank Lease, dated as of May 25, 2023, by and between J.D. Heiskell Holdings, LLC and Aemetis Advanced Fuels Keyes, Inc.	8-K	001-36475	10.3	May 26, 2023
10.43	WDG Purchase and Sale Agreement dated March 23, 2011 between A.L. Gilbert Company and Aemetis Advanced Fuels Keyes, Inc.	10-K	000-51354	10.66	Oct. 31, 2012
25

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.44	Keyes Corn Handling Agreement dated March 23, 2011 among A. L. Gilbert Company, AE Advanced Fuels Keyes, Inc., and J.D. Heiskell Holdings, LLC	10-K	000-51354	10.67	Oct. 31, 2012
10.45	Waiver and Amendment to Series A Preferred Unit Purchase Agreement, dated as of August 8, 2022, by and among Aemetis Biogas LLC, Protair-X Americas, Inc., and Third Eye Capital Corporation.	10-Q	000-51354	10.2	Aug. 8, 2022
10.46	Second Waiver and Amendment to Series A Preferred Unit Purchase Agreement, dated as of February 6, 2023, by and among Aemetis Biogas LLC, Protair-X Americas, Inc. and Third Eye Capital Corporation.	8-K	000-51354	10.1	Feb. 6, 2023
10.47	Third Waiver and Amendment to Series A Preferred Unit Purchase Agreement, dated as of May 31, 2023, by and among Aemetis Biogas LLC, Protair-X Americas, Inc. and Third Eye Capital Corporation.	8-K	001-36475	10.1	July 5, 2023
10.48	Fourth Waiver and Amendment to Series A Preferred Unit Purchase Agreement, effective as of November 8, 2023, by and among Aemetis Biogas LLC, Protair X Americas, Inc., and Third Eye Capital Corporation.	10-Q	001-36475	10.1	November 9, 2023
10.49	Fuel Ethanol Purchase and Sale Agreement, effective as of June 9, 2021, by and between Aemetis Advanced Fuel Keyes, Inc. and Murex LLC.	8-K	001-36475	10.1	June 14, 2021
10.50	Amendment No. 1 to the Fuel Ethanol Purchase and Sale Agreement, effective as of May 30, 2023, by and between Aemetis Advanced Fuel Keyes, Inc. and Murex LLC.	10-Q	001-36475	10.2	August 4, 2023
26

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.51	Lease Disposition and Development Agreement, dated as of December 14, 2021, by and between Aemetis Properties Riverbank, Inc. and City of Riverbank, California	8-K	001-36475	10.2	December 21, 2021
10.52	Guaranty Agreement, dated as of December 14, 2021, by and between Aemetis, Inc. and City of Riverbank, California	8-K	001-36475	10.3	December 21, 2021
10.53	Real Estate Purchase and Sale Agreement, dated as of December 14, 2021, by and between Aemetis Properties Riverbank, Inc. and City of Riverbank, California	8-K	001-36475	10.4	December 21, 2021
10.54	Amended and Restated Credit Agreement, dated as of March 2, 2022	8-K	001-36475	10.1	March 4, 2022
10.55	Warrant to Purchase Stock, dated as of March 2, 2022 ("Fuels Revolving Line Warrant")	8-K	001-36475	4.1	March 4, 2022
10.56	Warrant to Purchase Stock, dated as of March 2, 2022 ("Carbon Revolving Line Warrant")	8-K	001-36475	4.2	March 4, 2022
10.57	Amended and Restated General Security Agreement, dated as of March 2, 2022	8-K	001-36475	10.2	March 4, 2022
10.58	Intellectual Property Security Agreement Supplement, dated as of March 2, 2022	8-K	001-36475	10.3	March 4, 2022
10.59	Third Amended and Restated Guaranty, dated as of March 2, 2022	8-K	001-36475	10.4	March 4, 2022
10.60	Amended and Restated Pledge Agreement, dated as of March 2, 2022	8-K	001-36475	10.5	March 4, 2022
27

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.61	Amendment and Waiver No. 2 to Credit Agreement, effective as of August 1, 2023, by and among Goodland Advanced Fuels, Inc., Aemetis Carbon Capture, Inc., and Third Eye Capital Corporation, as agent for MBI/TEC Private Debt Opportunities Fund II, LP, and acknowledged and agreed by the guarantors listed on the signature page thereto.	10-Q	001-36475	10.3	August 4, 2023
10.62	Construction Loan Agreement, dated as of October 4, 2022, among Aemetis Biogas 1 LLC, as borrower, Aemetis Biogas Holdings LLC, as guarantor and Greater Nevada Credit Union, as lender.	8-K	000-51354	10.1	October 11, 2022
10.63	Construction and Term Loan Agreement, dated as of July 28, 2023, by and among Magnolia Bank Incorporated, Aemetis Biogas 2 LLC, and Aemetis Biogas Holdings, LLC.	8-K	001-36475	10.1	July 31, 2023
21	Subsidiaries of the Company	10-K	001-36475	10.101	March 9, 2023
23.1	Consent of RSM US LLP					X
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)					X
24	Power of Attorney (included on the signature page to this Registration Statement)					X
107	Filing Fee Table					X

* To be filed if necessary, after effectiveness of this registration statement by an amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

** Confidential treatment has been requested for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on December 4, 2023.

AEMETIS, INC.

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Aemetis, Inc. hereby constitutes and appoints Eric A. McAfee and Todd Waltz and each of them, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement of Aemetis, Inc. on Form S-1 and (ii) to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names on December 4, 2023.

Name	Title
/s/ Eric A. McAfee	Chair of the Board and Chief Executive Officer
Eric A. McAfee /s/ Todd A. Waltz	(Principal Executive Officer) Chief Financial Officer
Todd A. Waltz /s/ Francis P. Barton	(Principal Financial Officer) Director
Francis P. Barton /s/ Lydia I Beebe	Director
Lydia I. Beebe /s/ John R. Block	Director
John R. Block /s/ Naomi L. Boness	Director
Naomi L. Boness /s/ Timothy A. Simon	Director
Timothy A. Simon

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